                                VIROPHARMA, INC.

                      SERIES C CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT

                                  May 31, 1996

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION 1  AUTHORIZATION AND SALE OF THE SHARES..............................  1
    1.1    Authorization.....................................................  1
    1.2    Sale of the Securities............................................  1

SECTION 2  CLOSING DATE, DELIVERY............................................  1
    2.1    Closing...........................................................  1
    2.2    Delivery..........................................................  1

SECTION 3  REPRESENTATIONS AND WARRANTIES OF THE
    COMPANY..................................................................  2
    3.1    Organization and Standing.........................................  2
    3.2    Certificate of Incorporation and Bylaws...........................  2
    3.3    Corporate Power...................................................  2
    3.4    Subsidiaries......................................................  2
    3.5    Capitalization....................................................  2
    3.6    Authorization.....................................................  3
    3.7    Financial Statements..............................................  4
    3.8    Title to Properties and Assets....................................  4
    3.9    Related-Party Transactions........................................  4
    3.10   Permits...........................................................  5
    3.11   Liabilities.......................................................  5
    3.12   Intellectual Property.............................................  5
    3.13   Material Contracts................................................  6
    3.14   Compliance with Other Instruments.................................  6
    3.15   Litigation........................................................  7
    3.16   Registration Rights...............................................  7
    3.17   Governmental Consent..............................................  7
    3.18   Employees.........................................................  8
    3.19   Inventions and Non-Disclosure Agreements..........................  8
    3.20   Tax Returns, Payments, and Elections..............................  8
    3.21   Environmental and Safety Laws.....................................  8
    3.22   Brokers or Finders................................................  8
    3.23   Small Business Stock Qualification................................  8
    3.24   US Real Property Holding Corporation..............................  9
    3.25   ERISA.............................................................  9
    3.26   Federal Reserve Regulations....................................... 10
    3.27   Disclosure........................................................ 10
    3.28   Securities Act.................................................... 10
    3.29   Insurance......................................................... 10

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE
    PURCHASER................................................................ 11
    4.1    Experience........................................................ 11
    4.2    Investment........................................................ 11
    4.3    Rule 144.......................................................... 11
    4.4    No Public Market.................................................. 11
    4.5    Access to Data.................................................... 12
    4.6    Authorization..................................................... 12
    4.7    Brokers or Finders................................................ 12
    4.8    Accredited Investor............................................... 12

SECTION 5  CONDITIONS TO THE CLOSING OF THE PURCHASERS....................... 12
    5.1    Representations and Warranties.................................... 12
    5.2    Covenants......................................................... 13
    5.3    Compliance Certificate............................................ 13
    5.4    Blue Sky Law...................................................... 13
    5.5    Restated Certificate.............................................. 13
    5.6    Reservation of Stock.............................................. 13
    5.7    Proceedings and Documents......................................... 13
    5.8    No Litigation..................................................... 13
    5.9    Investors' Rights Agreement....................................... 13
    5.10   Shareholders' Voting Agreement.................................... 13
    5.11   Minimum Investment................................................ 14
    5.12   Opinion of Counsel................................................ 14

SECTION 6  CONDITIONS TO CLOSING OF THE COMPANY.............................. 14
    6.1    Representations and Warranties.................................... 14
    6.2    Blue Sky Law...................................................... 14
    6.3    Minimum Investment................................................ 14

SECTION 7  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
    INDEMNIFICATION.......................................................... 14
    7.1    Survival of Representations and Warranties........................ 14
    7.2    Indemnification by the Company.................................... 14

SECTION 8  GENERAL PROVISIONS................................................ 15
    8.1    Governing Law..................................................... 15
    8.2    Successors and Assigns; Third Party Beneficiaries................. 15
    8.3    Entire Agreement; Amendment and Waiver............................ 15
    8.4    Notices, etc...................................................... 15
    8.5    Delays or Omissions............................................... 16
    8.6    References........................................................ 16
    8.7    Severability...................................................... 16

    8.8    Fees and Expenses................................................. 16
    8.9    Pronouns.......................................................... 16
    8.10   Counterparts...................................................... 16
    8.11   Remedies.......................................................... 16


EXHIBIT A  Form of Restated Certificate
- ---------
EXHIBIT B  Schedule of Exceptions
- ---------
EXHIBIT C  Pre-Closing Capitalization Schedule
- ---------
EXHIBIT D  Form of Investors' Rights Agreement
- ---------
EXHIBIT E  Form of Shareholders' Voting Agreement
- ---------
EXHIBIT F  Form of Officer's Certificate
- ---------

                                VIROPHARMA, INC.

                 SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE
                                   AGREEMENT

     This agreement (this "Agreement") is made effective as of May 30, 1996 by and among VIROPHARMA, INC., a Delaware corporation (the "Company"), and each of the individuals and entities set forth on the "Schedule of Purchasers" attached hereto as Schedule A (the "Purchasers").


                                   SECTION 1

                      AUTHORIZATION AND SALE OF THE SHARES
                      ------------------------------------

     1.1  Authorization.  The Company will have authorized before the Closing
          -------------
(as defined below) the sale and issuance of up to 3,222,222 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Shares"), having the rights, preferences, privileges, and restrictions as set forth in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") attached hereto as Exhibit A.

     The "Conversion Stock" means the shares of the Company's common stock, par value $0.001 per share, issued or issuable upon conversion of the Series C Shares.

     1.2  Sale of the Securities.  Subject to the terms and conditions hereof,
          ----------------------
the Company shall sell and issue to each Purchaser, and each Purchaser shall purchase from the Company, the Series C Shares specified on Schedule A, at the purchase price per share of $2.25.


                                   SECTION 2

                            CLOSING DATE, DELIVERY
                            ----------------------

     2.1  Closing.  The closing (the "Closing") of the purchase and sale of the
          -------
Series C Shares hereunder shall take place by transfer of executed copies of the documents and stock certificates contemplated hereby delivered on the date of the Closing at the law offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, at 10:00 a.m. on May 30, 1996. At the Closing, the Purchasers shall purchase and the Company shall issue and sell 3,222,222 Series C Shares, having an aggregate purchase price equal to $7,274,999.25. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2  Delivery.  The Company shall deliver to the Purchasers the appropriate
          --------
certificate(s) representing that number of Series C Shares designated for the Closing, which shall be delivered to each Purchaser against payment of the purchase price therefor by each of them in the amount specified on Schedule A, by (i) delivery to the Company of a certified or bank check payable to the Company, (ii) wire transfer, or (iii) some combination thereof.


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company hereby represents and warrants to the Purchasers that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

     3.1  Organization and Standing.  The Company is a corporation duly
          -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted by the Company. The Company is qualified to do business as a foreign corporation in the Commonwealth of Pennsylvania and there exists no other jurisdiction in which the failure to be so qualified could have a material adverse effect upon the business, properties, prospects or financial condition of the Company.

     3.2  Certificate of Incorporation and Bylaws.  The Company has made
          ---------------------------------------
available to counsel for the Purchasers true, correct, and complete copies of the Company's certificate of incorporation, as amended, and the Company's bylaws, as amended.

     3.3    Corporate Power.  The Company has all requisite corporate power and
            ---------------
authority to execute and deliver this Agreement and the Ancillary Agreements (as defined below), to sell and issue the Series C Shares hereunder, to issue the Conversion Stock, and to carry out and perform its obligations under the terms of this Agreement, the Restated Certificate and each of the Ancillary Agreements.

     3.4  Subsidiaries.  The Company has no subsidiaries and does not otherwise
          ------------
own or control, directly or indirectly, any other person, corporation, association, or business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     3.5  Capitalization.  The authorized capital stock of the Company will,
          --------------
upon the filing of the Restated Certificate, consist of 39,000,000 shares (i) of which 27,000,000 are designated Common Stock, par value $0.001 per share (the "Common Stock"), and (ii) of which 12,000,000 are designated Preferred Stock, par value $0.001 per share (the "Preferred Stock"), 675,000 shares of which are designated "Series A Preferred Stock" (the "Series A Shares"), and 7,219,994 shares of which are designated "Series B Preferred Stock." There are 675,000 shares of Series A Preferred Stock and 7,060,000 shares of the Series B Preferred Stock issued and outstanding. Upon the filing of the Restated Certificate with the Secretary of the State of Delaware, there will be authorized 3,222,222 Series C Shares. All 1,739,000 shares of the Company's Common Stock, which are issued and outstanding, are subject to vesting restrictions imposed pursuant to Employee Stock Purchase Agreements (except for 325,000 shares of Common Stock held of record by Scheer & Company, Inc. which are not subject to such vesting restrictions). All of such issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The relative rights, privileges, and preferences of the Series A Shares, Series B Shares, Series C Shares and Common Stock will be as stated in the Restated Certificate. Except for (i) options granted to the persons listed on Section 3.5(a) of the Schedule of Exceptions to purchase the number of shares of Common Stock set forth opposite each such person's name, and
(ii) the Series B Warrants, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, except as set forth on Section 3.5(c) of the Schedule of Exceptions and except as contemplated hereby and by the Ancillary Agreements, there is no agreement or understanding with any person that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. The legal and beneficial ownership of the Company's issued and outstanding equity, securities immediately prior to the Closing are set forth on Exhibit C, attached hereto.

     3.6  Authorization.  By corporate action on the part of the Company, its
          -------------
officers, directors, and its stockholders necessary for the authorization, execution, delivery, and performance of this agreement, the Restated Certificate, the Investors' Rights Agreement, substantially in the form of Exhibit D, the Shareholders' Voting Agreement, substantially in the form of Exhibit E, and all other agreements executed in connection with the transactions contemplated hereby (the Investors' Rights Agreement, the Shareholders' Voting Agreement, the Restated Certificate, and such other agreements contemplated hereby being sometimes hereinafter referred to individually as an "Ancillary Agreement" and collectively as the "Ancillary Agreements") by the Company, the authorization, sale, issuance and delivery of the Series C Shares at the Closing, the authorization and reservation of the Conversion Stock, and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement and each of the Ancillary Agreements, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The Company has reserved 3,222,222 Shares of Common Stock for issuance upon conversion of Series C Shares. The Series C Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will have the rights, preferences, privileges and restrictions as set forth in the Restated Certificate. The Conversion Stock has been duly and validly reserved and, when issued upon conversion of the Series C Shares in accordance with the Restated Certificate, will be duly authorized, validly issued, fully paid, and nonassessable. The Series C Shares and the Conversion Stock, when issued, will be free of any liens, claims, encumbrances or restrictions on transfer;

provided, however, that the Series C Shares will be subject to (i) restrictions
- --------  -------
on transfer under federal and state securities laws and (ii) certain other restrictions contained in the Investors' Rights Agreement.

     3.7    Financial Statements.  The unaudited balance sheet of the Company as
            --------------------
of December 31, 1995 (the "Balance Sheet Date") and the related unaudited statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended December 31, 1995, certified by the Chief Executive Officer or Executive Director of Finance and Administration of the Company, copies of which have heretofore been furnished to the Purchasers are true, correct and complete in all material respects and present fairly the financial position of the Company as at such date, and the results of operations and cash flows for such period then ended. All such financial statements have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved. Since December 31, 1995, the Company has not incurred any material liabilities other than in connection with the operating leases set forth as items 5(c) and 5(d) of the Schedule of Exceptions, and there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have, a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Company.

     3.8  Title to Properties and Assets.  Except as set forth in Section 3.8 of
          ------------------------------
the Schedule of Exceptions, the Company has good and marketable title to all of its owned real property (including fixtures), good, valid and legal title to all its personal properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, conditional sale agreement, security interest, encumbrance, or charge other than (i) liens for current taxes not yet due and payable and (ii) minor liens and encumbrances which have arisen in the ordinary course of business and which do not, in any one case, materially detract from the value of the property subject thereto or materially impair the operations of the Company.

     3.9  Related-Party Transactions.  No employee, officer, director or
          --------------------------
consultant of the Company or member of his or her immediate family is indebted to the Company. No employee, officer, director or consultant of the Company or member of his or her immediate family has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except stock ownership by employees, officers, or directors of the Company and members of their immediate families in publicly traded companies that may compete with the Company. No officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

     3.10   Permits.  The Company has all franchises, permits, licenses,
            -------
authorizations, approvals, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, individually or in the aggregate, materially and adversely affect the business, properties, financial condition, or operating results of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned by the Company to be conducted or as may otherwise have been contemplated. The Company is not in violation of, or default in any material respect under, any of such franchises, permits, licenses, authorizations, approvals, or other similar authority.

     3.11  Liabilities.  Except as set forth in Section 3.11 of the Schedule of
           -----------
Exceptions, the Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company, has otherwise become directly or indirectly liable. Except as aforesaid, the Company has no liabilities or obligations, absolute or contingent, which are, individually or in the aggregate, material to the business, properties, financial condition or operating results of the Company, except obligations under contracts made in the ordinary course of business that would not be required to be recorded in financial statements prepared in accordance with generally accepted accounting principles.

     3.12  Intellectual Property.  The Company does not own or possess and is
           ---------------------
not licensed with respect to any "Intellectual Property" (as defined below in this Section 3.12) other than as set forth in Section 3.12 of the Schedule of Exceptions. The Company owns or possesses sufficient legal rights to all Intellectual Property necessary for its business as presently conducted and as proposed to be conducted without any conflict or infringement of, rights of others. Section 3.12 of the Schedule of Exceptions contains a complete list of all of the intellectual property rights of the Company, used in the business of the Company, and except as set forth therein, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing Intellectual Property nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. No stockholder, director, officer or employee of the Company or any other person or entity other than the Company has any interest in any of the Company's Intellectual Property which has not been waived, or in any inventions, profits, royalties or other property arising therefrom. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity. None of the Company's employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. None of the execution or delivery of this Agreement or any Ancillary Agreement, or the carrying on of the Company's business by the employees of the Company, or the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. It is not currently necessary, and the Company currently believes that in the future it will not be necessary, to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Except as set forth on
Schedule 3.12 of the Schedule of Exceptions, all of the Company's Intellectual Property is owned by the Company, free and clear of all liens and encumbrances. Any and all patents, patent applications, copyrights, copyright applications, trademarks and trademark applications relating to the Company's Intellectual Property are owned by the Company and held in the Company's name. As used in this Agreement the term "Intellectual Property" means all intellectual property rights and other intangible property rights (other than standard license agreements and other related rights acquired by the Company or under which the Company is the licensee in connection with the Company's use of administrative, ministerial, accounting and financial office automation software and related products) including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, fictitious or assumed names, service marks, service mark applications, copyrights, copyright applications, software, know-how, certificates of public convenience and necessity, franchises, licenses, inventions, trade secrets, proprietary processes, formulae and computer programs, software and displays.

     3.13   Material Contracts.  All contracts, agreements, and instruments, (a)
            ------------------
involving amounts of $50,000 or more in any one case, (b) which could, individually or in the aggregate, have a material effect on the Company (or its business, assets, properties, financial condition, operations or operating results), or (c) which relate to the Company's Intellectual Property and to which the Company is a party, are legal, valid, binding, and in full force and effect, and, to the Company's knowledge, are enforceable by the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies, and (iii) actions or omissions of parties other than the Company; provided, however, that the Company has no knowledge of any such
         --------  -------
actions or omissions. Section 3.13 of the Schedule of Exceptions lists all such contracts, agreements and instruments. Except as set forth in Section 3.13 of the Schedule of Exceptions, the Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     3.14  Compliance with Other Instruments.  The Company is not in violation
           ---------------------------------
of any term of its certificate of incorporation or bylaws (each as amended through the date hereof), or of any material term or provision of any mortgage, indebtedness, indenture, contract agreement, instrument, judgment or decree, and is not in violation of any order, statute, rule, or regulation (collectively "Laws") applicable to the Company. The execution, delivery, and performance of, and compliance with this Agreement and the Ancillary Agreements, the issuance of the Series C Shares, and the consummation of the transactions contemplated hereby and thereby, have not resulted and will not result in any violation of, or conflict with, or constitute with or without the passage of time or giving of notice or both, a default under, any such term or provision of Law or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material franchise, permit, license, authorization, or approval applicable to the Company. There is no such term or provision of Law which materially and adversely affects the business of the Company or any of its properties or assets.

     3.15  Litigation.  There are no actions, suits, proceedings, or
           ----------
investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency (nor, to the Company's knowledge, is there any basis therefor). The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened against the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any, information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the Company's knowledge, named in any order. writ, injunction. judgment or decree of any court, government agency, or instrumentality. There is no action, suit or proceeding by the Company currently pending, or that the Company currently intends to initiate.

     3.16  Registration Rights.  Except as set forth in the Investors' Rights
           -------------------
Agreement, the Company is not under any obligation to register (as defined in the Investors' Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.17   Governmental Consent.  No consent, approval, or authorization of, or
            --------------------
designation, declaration, notification, or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or any of the Ancillary Agreements, the offer, sale, or issuance of the Series C Shares, the issuance of the Conversion Stock upon exercise thereof, or the consummation of any other transaction contemplated hereby, except the (i) filing of the Restated Certificate with the Delaware Secretary of the State, (ii) filing of a Notice of Limited Offering Exemption on Form D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") with the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (the "Commission"), and (iii) qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series C Shares under applicable blue sky laws of the Commonwealth of Pennsylvania, which filings and qualifications, if required, will be accomplished in a timely manner; provided, however, that solely with respect to
                                 --------  -------
federal and state "blue sky" securities laws, the representations and warranties provided in this Section 3.17 shall be subject to the accuracy of the representations of the Purchaser set forth in Section 4 hereof.

     3.18   Employees.  No employee of the Company is or will be in violation of
            ---------
any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company, or any other parry because of the nature of the business conducted or to be conducted by the Company or the use by the employee of his best efforts with respect to such business. Except as set forth in Section 3.18 of the Schedule of Exceptions, the Company is not a party to or bound by any currently effective employment contracts, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreements. No officer or key employee, or any group of key employees, intends to terminate his or their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     3.19  Inventions and Non-Disclosure Agreements.  Each employee and officer
           ----------------------------------------
of the Company has executed an Inventions and Non-Disclosure Agreement substantially in the form or forms delivered to special counsel for the Purchasers.

     3.20  Tax Returns, Payments, and Elections.  The Company has timely filed
           ------------------------------------
all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has timely paid all taxes and other assessments due, except those contested by it in good faith.
The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has withheld or collected from each payment made to each of its employees, the amount of all Federal Insurance

Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     3.21  Environmental and Safety Laws.  The Company is not in violation of
           -----------------------------
any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.22  Brokers or Finders.  The Company has not incurred, and will not
           ------------------
incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.23  Small Business Stock Qualification.  Subject to the continued
           ----------------------------------
satisfaction after the Closing Date of the requirements of Sections 1202(c)(2) and (3) of the Code, (i) upon issuance on the Closing Date, the Series C Shares will be "qualified small business stock" within the meaning of Section 1202 of the Code; and (ii) as of the Closing Date, the Company will not have made, directly or indirectly, any redemption described in Section 1202(c)(3) of the Code.

     3.24  US Real Property Holding Corporation.  The Company is not now and has
           ------------------------------------
never been a "United States real property holding corporation," as defined in
Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.8972(h) of such Regulations.

     3.25  ERISA.  Except as listed in Section 3.25 of the Schedule of
           -----
Exceptions, neither the Company nor any entity required to be aggregated with the Company under Sections 414(b), (c), (m), (n) or (c) of the Code sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan. For purposes of this Agreement, "Benefit Plan" shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of ERISA) or (ii) an employee welfare benefit plan (as defined in Section 3(l) of ERISA). With respect to each Benefit Plan listed in Section 3.25 of the Schedule of Exceptions, to the extent applicable:

          (a) Each such Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all regulations, rulings and other authority issued thereunder;

          (b) All contributions required by law to have been made under each such Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

          (c) Each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect the tax qualified status of any such Benefit Plan; and

          (d) The actuarial present value of all accrued benefits under each such Benefit Plan subject to Title IV of ERISA did not, as of the latest valuation date of such Benefit Plan, exceed the then current value of the assets of such Benefit Plan allocable to such accrued benefits, all as based upon the actuarial assumptions and methods currently used for such Benefit Plan;

          (e) None of such Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as required by Sections 601 through 608 of ERISA;

          (f) Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA; and

          (g) If any such Benefit Plan is not subject to ERISA and covers any non-United States employee or former employee of the Company, then according to the actuarial assumptions and valuations most recently used for the purpose of funding each such plan (or, if the same has no such assumptions and valuations or is unfunded, then according to the actuarial assumptions and valuations in use by the Pension Benefit Guaranty Corporation), the total amount or value of the funds available under each such plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeds the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein who are employees or former employees of the Company.

     3.26  Federal Reserve Regulations.  The Company is not engaged in the
           ---------------------------
business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Series C Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     3.27  Disclosure.  No representation or warranty of the Company contained
           ----------
in this Agreement, the other Ancillary Agreements, in the Schedule of Exceptions, in the exhibits attached hereto or in any written statement or certificate furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.28  Securities Act.  Subject to the accuracy of the Purchasers'
           --------------
representations in Section 4 and in written responses to the Company's inquiries, the offer, sale, and issuance of the Series C Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     3.29   Insurance.  The Company has in full force and effect fire and
            ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed, and such other policies of insurance, and in such amounts as in the Company's best judgment, after advice from its insurance broker, is acceptable for the nature and extent of the business of the Company as currently being conducted, and as currently proposed to be conducted.


                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

     Each Purchaser hereby severally (and not jointly) represents and warrants to the Company with respect to the purchase of the Series C Shares as follows:

     4.1  Experience.  Such Purchaser has substantial experience in evaluating
          ----------
and investing in private placement transactions of securities in companies similar to the Company so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company and has the capacity to protect such Purchaser's own interests.

     4.2  Investment.  Such Purchaser is acquiring the Series C Shares and such
          ----------
Purchaser's right to convert the Series C Shares into Conversion Stock for investment for such Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Series C Shares and the Conversion Stock have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of exemptions from the registration provisions of the Securities Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     4.3  Rule 144.  Such Purchaser acknowledges that the Series C Shares must
          --------
be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the shares, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than two years after a party (who is not an "affiliate") has purchased and fully paid for the shares to be sold, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by, Rule 144(f)) and (v) the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4  No Public Market.  Such Purchaser understands that no public market
          ----------------
now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Series C Shares or the Conversion Stock.

     4.5  Access to Data.  Such Purchaser has had an opportunity to discuss the
          --------------
Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plan. Such Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchasers acknowledge that they have had an opportunity to conduct their own independent due diligence investigation of the Company.

     4.6  Authorization.  This Agreement and the Ancillary Agreements, when
          -------------
executed and delivered by such Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. Such Purchaser, if not a natural person, has full corporate or partnership, as the case may be, power and authority to enter into and to perform its obligations under this Agreement and the Ancillary Agreements in accordance with their respective terms. Such Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. Such Purchaser if a natural person has the legal capacity to enter into and perform his or her obligations under this Agreement and the Ancillary Agreements in accordance with their respective terms, Such Purchaser, if a corporation, is duly organized and validly existing under its respective jurisdiction of incorporation. Such Purchaser, if a partnership, is duly and validly formed under its respective jurisdiction of formation.

     4.7  Brokers or Finders.  Neither the Company nor any Purchaser has
          ------------------
incurred, or will incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.8  Accredited Investor.  Such Purchaser is an "Accredited Investor" as
          -------------------
that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.


                                   SECTION 5

                  CONDITIONS TO THE CLOSING OF THE PURCHASERS
                  -------------------------------------------

     The obligations of each Purchaser obligated to purchase any Series C Shares at the Closing is, at the option of each such Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     5.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Company in Section 3 of this Agreement shall have been true and correct when made. and shall be true and correct as of the Closing Date.

     5.2  Covenants.  All covenants, agreements, and conditions contained in
          ---------
this Agreement to be performed by the Company on or prior to the Closing shall have been fully performed or complied with in all respects.

     5.3  Compliance Certificate.  The Company shall have delivered to the
          ----------------------
Purchasers acquiring Series C Shares at the Closing a Compliance Certificate in substantially the form attached hereto as Exhibit F, executed by an executive officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified thereon.

     5.4  Blue Sky Law.  The Company shall have obtained, or shall obtain within
          ------------
the time periods required by applicable law, all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the securities at the Closing.

     5.5  Restated Certificate.  The Restated Certificate shall have been filed
          --------------------
with the Secretary of State of the State of Delaware.

     5.6  Reservation of Stock.  The shares of Conversion Stock initially
          --------------------
issuable upon conversion of the issued and outstanding Series C Shares shall have been duly authorized and reserved for issuance. The shares of Common Stock reserved for issuance upon the exercise of options issued or to be issued to employees, consultants and management shall have been duly authorized and reserved for issuance.

     5.7  Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel for the Purchasers acquiring Series C Shares at the Closing, and they shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.8  No Litigation.  No action, suit or other proceeding shall be pending
          -------------
or threatened before any Court, tribunal, or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof or which would otherwise materially and adversely affect the Company, its business, assets, prospects or financial condition.

     5.9  Investors' Rights Agreement.  The Company and the Purchasers shall
          ---------------------------
have entered into the Investors' Rights Agreement which shall be satisfactory in form and substance to the Purchaser and their counsel.

     5.10  Shareholders' Voting Agreement.  The Company and the Purchasers shall
           ------------------------------
have entered into the Shareholders' Voting Agreement which shall be satisfactory in form and substance to the Purchasers and their counsel.

     5.11  Minimum Investment.  Each Purchaser shall purchase not less than
           ------------------
2,222 Series C Shares at the Closing, for a purchase price equal to not less than $5,000.

     5.12  Opinion of Counsel.  The Purchasers shall have received an opinion
           ------------------
from Morgan, Lewis & Bockius LLP, counsel for the Company, satisfactory in form and substance to the Purchasers.


                                   SECTION 6

                      CONDITIONS TO CLOSING OF THE COMPANY
                      ------------------------------------

     The Company's obligation to sell and issue any Series C Shares at the Closing is, at the option of the Company, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     6.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Purchasers in Section 4 of this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing Date.

     6.2  Blue Sky Law.  The Company shall have obtained all necessary blue sky
          ------------
law permits and qualifications or secured exemptions therefrom, required by any state for the offer and sale of the Series C Shares at the Closing.

     6.3  Minimum Investment.  The Purchasers shall purchase not less than 2,222
          ------------------
Series C Shares at the Closing, for a purchase price equal to not less than $5,000.


                                   SECTION 7

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------
                                INDEMNIFICATION
                                ---------------

     7.1  Survival of Representations and Warranties.  The representations,
          ------------------------------------------
warranties and covenants of the parties
made herein shall survive the Closing for a period of two years from and after the date of the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser and their respective representatives and agents. All statements contained herein or in any certificate, exhibit, schedule or other writing delivered in connection with the transactions contemplated hereby shall be deemed representations and warranties of the respective parties making them.

     7.2  Indemnification by the Company.  The Company hereby agrees to
          ------------------------------
indemnify and hold each Purchaser and its officers, directors, employees, agents and affiliates, harmless from or against, for and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, or expenses suffered, sustained, incurred or required to be paid by the Purchaser arising out of or in connection with or as a result of the breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement. In addition, the Company hereby agrees to indemnify and hold each Purchaser and its officers, directors, employees, agents and affiliates, harmless from or against, for and in respect of all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, interest and penalties) incurred by any such entity or individual in connection with any action, suit, proceeding, demand, claim, assessment or judgment incident to any of the matters indemnified against in this Section 7.2. Furthermore, the Company shall indemnify each Purchaser for any finder's or similar fees that are required to be paid by such Purchaser in connection with this transaction to any third party engaged by the Company, and the Purchasers shall indemnify the Company and each other Purchaser for any finder's or similar fees that are required to be paid by the Company or such Purchaser in connection with this transaction to any third party engaged by any Purchaser.


                                   SECTION 8

                              GENERAL PROVISIONS
                              ------------------

     8.1  Governing Law.  This Agreement shall be governed by and construed
          -------------
according to the laws of the Commonwealth of Pennsylvania.

     8.2  Successors and Assigns; Third Party Beneficiaries.  Except as
          -------------------------------------------------
otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and the provisions of Section 7 shall inure to the benefit of each party entitled to indemnification hereunder, including each indemnified party.

     8.3  Entire Agreement; Amendment and Waiver.  This Agreement and the
          --------------------------------------
Ancillary Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of at least 66 2/3% of the Series C Shares held by Purchasers on a fully converted basis held by the Purchasers at the time of the occurrence of such waiver or amendment and the written consent of the Company. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon each of the parties hereto.

     8.4  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by reliable overnight courier service, or (iii) otherwise delivered by hand or by messenger, addressed (A) if to a Purchaser, to such Purchaser's address set forth on the Schedule of Purchasers or at such other address as such Purchaser shall have furnished to the Company in writing or (B) if to the Company, to 76 Great Valley Parkway, Malvern, Pa. 19355, fax no. (610) 651-0588, or at such other address as the Company shall have furnished to the Purchasers, with a copy to Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, fax no. (215) 963-5299.

     8.5  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power, or remedy, accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     8.6  References.  Unless the context otherwise requires, any reference  to
          ----------
a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

     8.7  Severability.  If any provision of this Agreement is held to be
          ------------
unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

     8.8  Fees and Expenses.  Each Purchaser shall pay all expenses incurred by
          -----------------
it in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreement; provided, however, that the Company shall reimburse each Purchaser for reasonable attorneys' fees and expenses not to exceed $10,000.

     8.9  Pronouns.  All pronouns and any variations thereof refer to the
          --------
masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     8.10  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original and enforceable against the party's actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

     8.11  Remedies.  The parties to this Agreement acknowledge and agree that a
           --------
breach of any of the covenants of the Company or the Purchasers set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written.

THE COMPANY:                                VIROPHARMA, INC.


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


THE PURCHASERS:                             FRAZIER HEALTHCARE II, L.P.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            OAK INVESTMENT PARTNERS VI,
                                             LIMITED PARTNERSHIP

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            OAK VI AFFILIATES
FUND, LIMITED
                                             PARTNERSHIP

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            SEVIN ROSEN FUND IV L.P.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            SEVIN ROSEN BAYLESS
                                             MANAGEMENT COMPANY

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:



                                            ----------------------------------
                                            Jennifer Gill Roberts


                                            ----------------------------------
                                            Stephen L. Domenik


                                            TECHNOLOGY LEADERS II L.P.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            TECHNOLOGY LEADERS II
                                             OFFSHORE L.P.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:


                                            NEW YORK LIFE INSURANCE
                                             COMPANY

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            SCHEER & COMPANY, INC.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:



                                            ----------------------------------
                                            Claude Nash


                                            ----------------------------------
                                            Marc Collett


                                            ----------------------------------
                                            Johanna Griffin


                                            ----------------------------------
                                            Guy Diana


                                            ----------------------------------
                                            Vincent Milano


                                            ----------------------------------
                                            Joshua Lederberg

                                   Schedule A
                                   ----------



Investor Name                              Investment           # of Shares
- -------------                              ----------           -----------
Frazier Healthcare II, L.P.             $3,375,000.00             1,500,000
601 Union Street
Suite 2110
Seattle, WA  98101

Oak Investment Partners VI, Limited      1,120,116.72               497,830
Partnership
One Gorham Island
Westport, CT  06880

Oak VI Affiliates Fund, Limited             26,134.53                11,615
Partnership
One Gorham Island
Westport, CT  06880

Sevin Rosen Fund IV L.P.                   954,222.75               424,099
13455 Noel Road, Suite 1670
Dallas, TX  75240
Attn:  John V. Jaggers

Sevin Rosen Bayless Management               4,999.50                 2,222
Company
13455 Noel Road, Suite 1670
Dallas, TX  75240
Attn:  John V. Jaggers

Jennifer Gill Roberts                        9,999.00                 4,444
550 Lytton Avenue, Suite 200
Palo Alto, CA  94025

Stephen L. Domenik                          24,999.75                11,111
550 Lytton Avenue, Suite 200
Palo Alto, CA  94025

Technology Leaders II L.P.                 551,390.00               245,062
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087


Investor Name                              Investment           # of Shares
- -------------                              ----------           -----------
Technology Leaders II Offshore C.V.        438,005.00               194,669
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087

New York Life Insurance Company            482,632.00               214,503
51 Madison Avenue
New York, NY  10016

Claude Nash                                 65,003.00                28,890
318 Nottingham Drive
Spring City, PA  19475

Marc Collett                                70,000.00                31,111
113 Juniper Court
Collegeville, PA  19426

Johanna Griffin                             25,000.00                11,111
225 Kathleen Way
Glenmoore, PA  19343

Guy Diana                                   25,000.00                11,111
1566 Glenmar Drive
Pottstown, PA  19464

Vincent Milano                               5,000.00                 2,222
6 Trotter Court
Hamilton, NJ  08619

Scheer & Company, Inc.                      22,500.00                10,000
c/o David Sheer
51 Sage Hollow Road
Guilford, CT  06405

Joshua Lederberg                            50,000.00                22,222
Scholar's Residence
Apartment 32P
New York, NY  10021
                                        $7,250,000.00             3,222,222

                                   EXHIBIT B

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

1.   Section 3.5.
     -----------

     The Company has entered into contractual obligations to grant 736,000 options to purchase shares of the Company's Common Stock to the following persons, and in the following amounts:



Name                                                    Number of
- ----                                                    ---------
                                                  Shares
                                                  ------
Consultants:
    Ari Helenius                                           30,000
    Michael Hayre                                          10,000
    Michael Rossmann                                       30,000
    Charles Rice                                           30,000
    Robert Lamb                                            30,000
    Hugh Black                                             15,000
    Larry Pinto                                            15,000
    Burt Flanegan                                          15,000
    Carolyn Kruse                                          20,000
    Kazuaki Yonemoto                                        5,000
    Employees                                             406,200

         Total Options under obligation:                  606,200

    Unallocated Option Pool:                              129,800
                                                          -------
    Total Options                                         736,000
                                                          =======

2.   Section  3.8:
     -------------

     The company has granted to the Ben Franklin Technology Center of Southeastern Pennsylvania ("Ben Franklin") a security interest in and to all methods, processes, knowhow, copyrights, patents, trade secrets, proprietary information, inventions and all applications thereof, and all intangible personal property (the "Security Interest"), arising from a project for the chemical design and synthesis of influenza, virus drugs (the "Project"). The Company granted the Security interest to Ben Franklin in connection with a loan received by the Company from Ben Franklin for the Project (as defined in the Ben Franklin Agreement) pursuant to that certain Emerging Company Investment Funding Agreement dated May 16, 1995 between the Company and Ben Franklin (the "Ben Franklin Agreement").

3.   Section 3.11:
     -------------

     The Company is entitled to receive a loan in the amount of $50,000 by Ben Franklin pursuant to the Ben Franklin Agreement. The Company is obligated to pay Ben Franklin an amount equal to 3% of Company Revenues (as defined in the Ben Franklin Agreement) each calendar quarter starting on October 1, 1995. The Company is obligated to make total payments to Ben Franklin that are not to exceed an amount equal to three (3) times the amount of the loan, but may be on October 1, 1996, with a $4,500 prepayment penalty.

4.   Section 3.12:
     -------------

     The Company has developed assays for influenza and hepatitis-C helicase in addition. The company has identified molecules which inhibit both viral targets that the Company believes may be patentable. The Company holds patents covering the HCV assay and selected groups of HCV and influenza compounds. The Company has completed negotiating several agreements that concern Intellectual Property, including but not limited to an agreement with Sanofi for the license by the company for all pharmaceutical formulation based on WIN 63843 (the "Sanofi Agreement") and WIN 68881.

5.   Section 3.13:
     -------------

          (a)  The Sanofi Agreement

          (b)  The Ben Franklin Agreement

          (c)  The Comdisco Agreement

          (d)  The Phoenix Agreement

          (e)  The Centocor Agreement

6.   Section 3.18:
     -------------

     (a)    The Nondisclosure Agreements referred to in Section 3.19.

7.   Section 3.25:
     -------------

     The following is a list of all Benefit Plans provided by the
Company:

          (a) Dental and health insurance through the Aetna Health Plan under provider number 127789.


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          (b)  Life and disability insurance through Aetna Life & Casualty under provider number 127789.

          (c)  Long term disability under Unum Group Policy number 102818-001.

          (d) Employees are permitted to make pre-tax contributions to defray such employees' contributions for the Company's insurance premiums.

          (e)  401(k) plan


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